Exhibit 10.23

COMFORT SYSTEMS USA, INC.
1997 Equity Incentive Plan

Restricted Stock Award Agreement

Julie S. Shaeff

Comfort Systems USA, Inc.
777 Post Oak Blvd, Suite 500
Houston, Texas  77056

Ladies and Gentlemen:

The undersigned (i) acknowledges that she has received an award (the “Award”) of restricted stock from Comfort Systems USA, Inc., a Delaware corporation (the “Company”) under the 1997 Equity Incentive Plan (the “Plan”), subject to the terms set forth below and in the Plan; (ii) further acknowledges receipt of a copy of the Plan as in effect on the date hereof; and (iii) agrees with the Company as follows:

1.                                       Effective Date.  This Agreement shall take effect as of April 1, 2006, which is the date of grant of the Award.

2.                                       Shares Subject to Award.  The Award consists of 5,000 shares (the “Shares”) of common stock of the Company (“Stock”).  The undersigned’s rights to the Shares are subject to the restrictions described in this Agreement and the Plan (which is incorporated herein by reference with the same effect as if set forth herein in full) in addition to such other restrictions, if any, as may be imposed by law.

3.                                       Meaning of Certain Terms.  Except as otherwise expressly provided, all terms used herein shall have the same meaning as in the Plan.  The term “vest” as used herein with respect to any Share means the lapsing of the restrictions described herein and in the Plan with respect to such Share.

4.                                       Nontransferability of Shares.  The Shares acquired by the undersigned pursuant to this Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided below and in the Plan.

5.                                       Forfeiture Risk.  Except as provided in Section 7(b) of this Agreement, if the undersigned ceases to be employed by the Company and its subsidiaries for any reason, including death, any then unvested Shares acquired by the undersigned hereunder shall be immediately forfeited.  The undersigned hereby (i) appoints the Company as the attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Shares hereunder, one or more stock powers, endorsed in blank, with respect to such Shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Shares that are forfeited hereunder.

6.                                       Retention of Certificates.  Any certificates representing unvested Shares shall be held by the Company.  The undersigned agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions hereof.

7.                                       Vesting of Shares.  The shares acquired hereunder shall vest in accordance with the provisions of this Paragraph 7 and applicable provisions of the Plan, as follows:

(a)                                  If the Committee determines that for any of the 12-month periods prior to the date that such restricted shares are scheduled to vest under Provision 7(b) herein the Company did not achieve 60% of the average 3-year trailing EBITDA target for full award of bonuses under the average of the Company’s prior 3-year Senior Management Incentive Programs, then Employee shall immediately and irrevocably forfeit all of the shares scheduled to vest.  If in the prior 12-month period, the Company achieved between 60% to 80% of the average 3-year trailing EBITDA target for full award of bonuses under the average of the Company’s prior 3-year Senior Management Incentive Programs, then Employee shall immediately and irrevocably forfeit shares proportionately based on a scale where 60% or less equals 0% of shares retained by Employee and 80% or greater equals 100% of shares retained by Employee; and all shares not forfeited pursuant to the aforementioned scale shall immediately vest.

(b)                                 If and only if the positive earnings goal in Section 7(a) has been achieved, and provided that the undersigned is then, and since the date of grant has continuously been employed by the Company or its subsidiaries, then the Shares shall vest as follows:

1,666 Shares on May 15, 2007;

an additional 1,667 Shares on April 1, 2008; and

an additional 1,667 Shares on April 1, 2009;

provided, however, that, not withstanding (a) or (b) above, any unvested Shares that have not earlier been forfeited shall vest immediately in the event of (i) a “Change in Control” as defined in the Employment Agreement dated December 1, 2003 between the undersigned and the Company (the “Employment Agreement”).

8.                                       Legend.  Any certificates representing unvested Shares shall be held by the Company, and any such certificate shall contain a legend substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE COMPANY’S 1997 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND COMFORT SYSTEMS USA, INC.  COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF COMFORT SYSTEMS USA, INC.

As soon as practicable following the vesting of any such Shares the Company shall cause a certificate or certificates covering such Shares to be delivered to the undersigned.

9.                                       Dividends, etc..  The undersigned shall be entitled to (i) receive any and all dividends or other distributions paid with respect to those Shares of which she is the record owner on the record date for such dividend or other distribution, and (ii) vote any Shares of which she is the record owner on the record date for such vote; provided, however, that any property (other than cash) distributed with respect to a share of Stock (the “associated share”) acquired hereunder, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be promptly forfeited to the Company if and when the associated share is so forfeited;  and further provided, that the Administrator may require that any cash distribution with respect to the Shares other than a normal cash dividend be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.  References in this Agreement to the Shares shall refer, mutatis mutandis, to any such restricted amounts.

10.                                 Sale of Vested Shares.  The undersigned understands that she will be free to sell any Share once it has vested, subject to (i) satisfaction of any applicable tax withholding requirements with respect to the vesting or transfer of such Share; (ii) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose; and (iii) applicable company policies and the requirements of federal and state securities laws.

11.                                 Certain Tax Matters.  The undersigned expressly acknowledges the following:

a.                                       The undersigned has been advised to confer promptly with a professional tax advisor to consider whether the undersigned should make a so-called “83(b) election” with respect to the Shares.  Any such election, to be effective, must be made in accordance with applicable regulations and within thirty (30) days following the date of this award.  The Company has made no recommendation to the undersigned with respect to the advisability of making such an election.

b.                                      The award or vesting of the Shares acquired hereunder, and the payment of dividends with respect to such shares, may give rise to “wages” subject to withholding.  The undersigned expressly acknowledges and agrees that her rights hereunder are subject to her paying to the Company in cash (or by such other means as may be acceptable to the Company in its discretion, including, if the Committee so determines, by the delivery of previously acquired Stock or shares of Stock acquired hereunder or by the withholding of amounts from any payment hereunder) all taxes required to be withheld in connection with such award, vesting or payment.

Very truly yours,

/s/ Julie S. Shaeff
Julie S. Shaeff

The foregoing Restricted Stock
Award Agreement is hereby accepted:
COMFORT SYSTEMS USA, INC.

By:	/s/ William F. Murdy
Chairman of the Board and Chief Executive Officer